Exhibit 99.1

                    For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES FULL YEAR AND FOURTH QUARTER 2020 RESULTS
NEW YORK, February 3, 2021 - MetLife, Inc. (NYSE: MET) today announced its full year and fourth quarter 2020 results.
Full Year Results Summary
•Net income of $5.2 billion, compared to net income of $5.7 billion for the full year 2019. Net income of $5.68 per share, down 6 percent from the prior year.
•Adjusted earnings of $5.6 billion, compared to adjusted earnings of $5.8 billion for the full year 2019. Adjusted earnings of $6.16 per share, up 1 percent from the prior year.
•Adjusted earnings, excluding total notable items, of $5.8 billion, compared to $5.7 billion for the full year 2019. On a per share basis, adjusted earnings, excluding total notable items, of $6.38, up 5 percent from $6.06 for the full year 2019.
•Book value of $78.67 per share, up 15 percent from $68.62 per share at December 31, 2019.
•Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $54.18 per share, up 11 percent from $48.97 per share at December 31, 2019.
•Return on equity (ROE) of 7.6 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 11.9 percent.
•Holding company cash and liquid assets of $4.5 billion at December 31, 2020, which is above the target cash buffer of $3.0 - $4.0 billion.
Fourth Quarter Results Summary
•Net income of $124 million, or $0.14 per share, compared to net income of $536 million, or $0.58 per share, in the fourth quarter of 2019.
•Adjusted earnings of $1.8 billion, or $2.03 per share, compared to adjusted earnings of $1.8 billion, or $1.98 per share, in the fourth quarter of 2019.
•Adjusted earnings, excluding total notable items, of $1.8 billion, or $2.03 per share, compared to adjusted earnings, excluding total notable items, of $1.4 billion, or $1.53 per share in the fourth quarter of 2019.
•Return on equity (ROE) of 0.7 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 15.2 percent.

“MetLife delivered a very strong fourth quarter of 2020, capping off a year in which the strength of our diversified businesses was on full display,” said MetLife President and CEO Michel Khalaf. “By most key value metrics – adjusted earnings per share, adjusted return on equity, and book value per share – MetLife's fourth quarter results were above expectations. For the full year, in the face of an extremely challenging environment, we demonstrated resilience to low interest rates, exceptional expense discipline, and strong cash generation and I am very proud of how our people lived our purpose and delivered for our customers. As we begin 2021, we remain committed to consistent execution and confident that our Next Horizon strategy will continue to create value for all of our stakeholders.”

Fourth Quarter and Full Year 2020 Summary

($ in millions, except per share data)	Three months ended December 31,			Year ended December 31,
	2020	2019	Change	2020	2019	Change
Premiums, fees and other revenues	$15,772	$13,757	15%	$49,486	$49,680
Net investment income	5,240	4,644	13%	17,117	18,868	(9)%
Net investment gains (losses)	(33)	207		(110)	444
Net derivative gains (losses)	(1,561)	(1,465)	(7)%	1,349	628	115%
Total revenues	$19,418	$17,143	13%	$67,842	$69,620	(3)%

Total adjusted revenues	$20,575	$18,154	13%	$66,465	$66,974	(1)%
Adjusted premiums, fees and other revenues	$15,700	$13,632	15%	$49,137	$49,144
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$11,537	$11,133	4%	$44,502	$44,798	(1)%

Net income (loss)	$124	$536	(77)%	$5,191	$5,721	(9)%
Net income (loss) per share	$0.14	$0.58	(76)%	$5.68	$6.06	(6)%

Adjusted earnings	$1,838	$1,834		$5,623	$5,767	(2)%
Adjusted earnings per share	$2.03	$1.98	3%	$6.16	$6.11	1%
Adjusted earnings, excluding total notable items	$1,838	$1,414	30%	$5,826	$5,720	2%
Adjusted earnings, excluding total notable items per share	$2.03	$1.53	33%	$6.38	$6.06	5%

Book value per share	$78.67	$68.62	15%	$78.67	$68.62	15%
Book value per share, excluding AOCI other than FCTA	$54.18	$48.97	11%	$54.18	$48.97	11%

Expense ratio	15.6%	19.1%		18.4%	19.9%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.3%	13.7%		12.0%	12.6%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT	20.6%	21.5%		19.9%	20.3%

ROE	0.7%	3.4%		7.6%	9.8%
Adjusted ROE, excluding AOCI other than FCTA	15.2%	16.4%		11.9%	13.1%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	15.2%	12.6%		12.3%	13.0%

MetLife reported fourth quarter 2020 premiums, fees and other revenues of $15.8 billion, up 15 percent over the fourth quarter of 2019. Adjusted premiums, fees and other revenues were $15.7 billion, up 15 percent on both a reported and constant currency basis from the prior-year period.
Net investment income was $5.2 billion, up 13 percent from the fourth quarter of 2019. Adjusted net investment income was $4.9 billion, up 8 percent from the prior-year period. The increase in net investment income was primarily driven by higher variable investment income due to higher private equity returns.
Net derivative losses amounted to $1.6 billion, or $1.2 billion after tax during the quarter, driven by higher long-term interest rates and stronger equity markets.
Net income was $124 million, compared to net income of $536 million in the fourth quarter of 2019. On a per share basis, net income was $0.14, compared to net income of $0.58 in the prior-year period.
MetLife reported adjusted earnings of $1.8 billion, flat on a reported and constant currency basis, from the fourth quarter of 2019. On a per share basis, adjusted earnings were $2.03, up 3 percent from the prior-year period.

Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.

Details about projected impacts of various developments to MetLife are available under the heading “Outlook” in MetLife’s fourth quarter 2020 supplemental slides, titled “4Q20 Supplemental Slides & Outlook,” which are available together with MetLife’s Quarterly Financial Supplement for this period on the MetLife Investor Relations website at www.metlife.com, and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release. Additionally, further information about projected impacts to MetLife is available under the heading “Consolidated Company Outlook” in Item 8.01 of the Form 8-K.

Adjusted Earnings by Segment Summary*

	Three months ended December 31, 2020		Year ended December 31, 2020
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)	Change from prior year	Change from prior year (on a constant currency basis)
U.S.	51%		14%
Asia	45%	42%	11%	11%
Latin America	(91)%	(91)%	(54)%	(48)%
Europe, the Middle East and Africa (EMEA)	23%	27%	16%	21%
MetLife Holdings	58%		(6)%
*The percentages in this table are on a reported and constant currency basis, and do not exclude notable items.

Business Discussions
All comparisons of the results for the fourth quarter of 2020 in the business discussions that follow are with the fourth quarter of 2019, unless otherwise noted. The fourth quarter of 2020 notable items table follows the Business Discussions section of this release.

U.S.

($ in millions)	Three months ended December 31, 2020	Three months ended December 31, 2019	Change
Adjusted earnings	$1,021	$675	51%
Adjusted premiums, fees and other revenues	$10,578	$8,586	23%
Adjusted premiums, fees and other revenues, excluding PRT	$6,415	$6,087	5%
Notable item(s)	$0	$0
•Adjusted earnings were $1.0 billion, up 51 percent, driven by higher variable investment income, as well as underwriting, expense margins and volume growth.
•Adjusted return on allocated equity was 36.9 percent, and adjusted return on allocated tangible equity was 42.4 percent.
•Adjusted premiums, fees and other revenues were $10.6 billion, up 23 percent, driven by pension risk transfer transactions in Retirement and Income Solutions.
•Excluding pension risk transfers, adjusted premiums, fees and other revenues were $6.4 billion, up 5 percent.

Group Benefits

($ in millions)	Three months ended December 31, 2020	Three months ended December 31, 2019	Change
Adjusted earnings	$383	$329	16%
Adjusted premiums, fees and other revenues	$5,020	$4,554	10%
Notable item(s)	$0	$0
•Adjusted earnings were $383 million, up 16 percent, driven by expense margins, underwriting, and volume growth. Underwriting results were affected by COVID-19, with favorable non-medical health more than offsetting higher mortality.
•Adjusted premiums, fees and other revenues were $5.0 billion, up 10 percent, due to solid product growth, as well as the full release of the remaining unearned dental premium reserve established in the second quarter of 2020.
•Sales were down 17 percent for the full year 2020 compared to 2019 due to lower jumbo case activity.

Retirement and Income Solutions

($ in millions)	Three months ended December 31, 2020	Three months ended December 31, 2019	Change
Adjusted earnings	$526	$321	64%
Adjusted premiums, fees and other revenues	$4,665	$3,104	50%
Adjusted premiums, fees and other revenues, excluding PRT	$502	$605	(17)%
Notable item(s)	$0	$0
•Adjusted earnings were $526 million, up 64 percent, driven by investment margins, mainly from higher variable investment income, as well as volume growth and underwriting.
•Adjusted premiums, fees and other revenues were $4.7 billion, up 50 percent, primarily due to higher pension risk transfer activity.
•Excluding pension risk transfers, adjusted premiums, fees and other revenues were $502 million, down 17 percent, primarily driven by lower structured settlement sales.
•Sales were up 55 percent for the full year 2020 compared to 2019, primarily driven by stable value products, UK longevity reinsurance, and pension risk transfers.

Property & Casualty

($ in millions)	Three months ended December 31, 2020	Three months ended December 31, 2019	Change
Adjusted earnings	$112	$25	348%
Adjusted premiums, fees and other revenues	$893	$928	(4)%
Notable item(s)	$0	$0
•Adjusted earnings were $112 million, up 348 percent, driven by favorable auto underwriting.
•Adjusted premiums, fees and other revenues were $893 million, down 4 percent.
•Pre-tax catastrophe losses and prior year development totaled $52 million, compared to $71 million in the prior-year period.
•Sales were $114 million, down 20 percent, primarily driven by lower quote activity.

ASIA

($ in millions)	At or for the three months ended December 31, 2020	At or for the three months ended December 31, 2019	Change
Adjusted earnings	$494	$341	45%
Adjusted earnings (constant currency)	$494	$347	42%
Adjusted premiums, fees and other revenues	$2,161	$2,080	4%
Notable item(s)	$0	$0
General account assets under management (at amortized cost)	$129,661	$119,044	9%
•Adjusted earnings were $494 million, up 45 percent, and up 42 percent on a constant currency basis, driven by higher variable investment income, underwriting, volume growth and expense margins, partially offset by lower recurring interest margins.
•Adjusted return on allocated equity was 13.8 percent, and adjusted return on allocated tangible equity was 20.9 percent.
•Adjusted premiums, fees and other revenues were $2.2 billion, up 4 percent, and flat on a constant currency basis.
•General account assets under management (at amortized cost) were $129.7 billion, up 9 percent, and up 5 percent on a constant currency basis.
•Sales were $544 million, up 1 percent on a constant currency basis.
LATIN AMERICA

($ in millions)	Three months ended December 31, 2020	Three months ended December 31, 2019	Change
Adjusted earnings	$14	$161	(91)%
Adjusted earnings (constant currency)	$14	$153	(91)%
Adjusted premiums, fees and other revenues	$878	$888	(1)%
Notable item(s)	$0	$0
•Adjusted earnings were $14 million, down 91 percent on both a reported and constant currency basis, primarily driven by underwriting as a result of COVID-19.
•Adjusted return on allocated equity was 1.8 percent, and adjusted return on allocated tangible equity was 3.0 percent.
•Adjusted premiums, fees and other revenues were $878 million, down 1 percent, and up 5 percent on a constant currency basis.
•Sales were $169 million, down 23 percent on a constant currency basis, as COVID-19 related challenges impacted most of the region.

EMEA

($ in millions)	Three months ended December 31, 2020	Three months ended December 31, 2019	Change
Adjusted earnings	$81	$66	23%
Adjusted earnings (constant currency)	$81	$64	27%
Adjusted premiums, fees and other revenues	$707	$670	6%
Notable item(s)	$0	$0
•Adjusted earnings were $81 million, up 23 percent, and up 27 percent on a constant currency basis, primarily driven by expense margins, underwriting and volume growth, partially offset by tax items.
•Adjusted return on allocated equity was 11.3 percent, and adjusted return on allocated tangible equity was 20.1 percent.
•Adjusted premiums, fees and other revenues were $707 million, up 6 percent, and up 5 percent on a constant currency basis.
•Sales were $219 million, up 1 percent on a constant currency basis.
METLIFE HOLDINGS

($ in millions)	Three months ended December 31, 2020	Three months ended December 31, 2019	Change
Adjusted earnings	$426	$269	58%
Adjusted premiums, fees and other revenues	$1,264	$1,321	(4)%
Notable item(s)	$0	$0
•Adjusted earnings were $426 million, up 58 percent, driven primarily by higher variable investment income, underwriting, and improved expense margins. Underwriting results were mixed, with the favorable impact on long-term care more than offsetting higher life insurance claims.
•Adjusted return on allocated equity was 17.2 percent, and adjusted return on allocated tangible equity was 19.1 percent.
•Adjusted premiums, fees and other revenues were $1.3 billion, down 4 percent.

CORPORATE & OTHER

($ in millions)	Three months ended December 31, 2020	Three months ended December 31, 2019	Change
Adjusted earnings	$(198)	$322
Notable item(s)	$0	$420
•Corporate & Other had an adjusted loss of $198 million, compared to adjusted earnings of $322 million in the fourth quarter of 2019.
•Excluding notable items for both periods, adjusted loss increased by $100 million. The notable items in the prior-year period are related to favorable tax items and the company's completed cost saving initiative.

INVESTMENTS

($ in millions)	Three months ended December 31, 2020	Three months ended December 31, 2019	Change
Adjusted net investment income	$4,875	$4,522	8%
•Adjusted net investment income was $4.9 billion, up 8 percent. Variable investment income was $778 million, compared to $327 million in the fourth quarter of 2019, primarily driven by higher private equity returns.

FOURTH QUARTER 2020 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
Three months ended December 31, 2020
Notable Items	U.S.			Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions	Property & Casualty
Total notable items	$0	$0	$0	$0	$0	$0	$0	$0	$0

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Contacts:     For Media:        Randy Clerihue (646) 552-0533
For Investors:         John Hall (212) 578-7888

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (MetLife), is one of the world's leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its combined fourth quarter and full year 2020 earnings and outlook conference call and audio webcast on Thursday, February 4, 2021, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-692-8955 (U.S.) or 234-720-6979 (outside the U.S.). The participant access code is 2510803. To listen to the conference call via the internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.
The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, February 4, 2021, until Thursday, February 11, 2021, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 866-207-1041 (U.S.) or 402-970-0847 (outside the U.S.). The access code for the replay is 1393262. To access the replay of the conference call over the internet, visit the above-mentioned website.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;
(viii)	return on equity;	(viii)	return on MetLife, Inc.’s common stockholders’ equity;
(ix)	adjusted return on equity, excluding AOCI other than FCTA; and	(ix)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA; and
(x)	adjusted tangible return on equity.	(x)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted earnings;	(v)	net income (loss)
(vi)	adjusted net investment income;	(vi)	net investment income;
(vii)	adjusted capitalization of deferred policy acquisition costs (DAC);	(vii)	capitalization of DAC;
(viii)	adjusted earnings available to common shareholders;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders, excluding total notable items;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders;
(x)	adjusted earnings available to common shareholders per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(xi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xii)	adjusted return on equity;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding AOCI other than FCTA;	(xiii)	return on equity;
(xiv)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xiv)	return on equity;
(xv)	adjusted tangible return on equity;	(xv)	return on equity;
(xvi)	investment portfolio gains (losses);	(xvi)	net investment gains (losses);
(xvii)	derivative gains (losses);	(xvii)	net derivative gains (losses);
(xviii)	total MetLife, Inc.’s tangible common stockholders’ equity;	(xviii)	total MetLife, Inc.’s stockholders’ equity;
(xix)	total MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xix)	total MetLife, Inc.’s stockholders’ equity;
(xx)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xx)	total MetLife, Inc.’s stockholders’ equity;
(xxi)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xxi)	total MetLife, Inc.’s stockholders’ equity;
(xxii)	book value per common share, excluding AOCI other than FCTA;	(xxii)	book value per common share;
(xxiii)	book value per common share - tangible common stockholders' equity;	(xxiii)	book value per common share;
(xxiv)	free cash flow of all holding companies;	(xxiv)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;

(xxv)	adjusted other expenses;	(xxv)	other expenses;
(xxvi)	adjusted other expenses, net of adjusted capitalization of DAC;	(xxvi)	other expenses, net of capitalization of DAC;
(xxvii)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xxvii)	other expenses, net of capitalization of DAC;
(xxviii)	adjusted expense ratio;	(xxviii)	expense ratio;
(xxix)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxix)	expense ratio;
(xxx)	direct expenses;	(xxx)	other expenses;
(xxxi)	direct expenses, excluding total notable items related to direct expenses;	(xxxi)	other expenses;
(xxxii)	direct expense ratio; and	(xxxii)	expense ratio; and
(xxxiii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxxiii)	expense ratio.

Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:
•Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);
•Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method (Operating joint venture adjustments), (iii) excludes certain amounts related to contractholder-directed equity securities (Unit-linked contract income), (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP (Securitization entities income); and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP (Certain partnership distributions); and
•Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).

The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:
•Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits (PBC hedge adjustments), (ii) changes in the policyholder dividend obligation related to NIGL and NDGL (PDO adjustments), (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments (Inflation and pass-through adjustments), (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);
•Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment (PAB hedge adjustments) and excludes certain amounts related to net investment income earned on contractholder-directed equity securities (Unit-linked contract costs);
•Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;
•Amortization of negative VOBA excludes amounts related to Market value adjustments;
•Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP (Securitization entities debt expense); and
•Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.

Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses and goodwill impairment, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity, allocated equity, tangible equity and related measures
•Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.
•Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).
•Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.
•Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses. Also, refer to the utilization of adjusted earnings and components of, or other financial measures based on, adjusted earnings mentioned above.
•Total MetLife, Inc.’s tangible common stockholders’ equity or tangible equity: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.
•Total MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA), value of customer relationships acquired (VOCRA) and total notable items, all net of income tax.
•Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.
•Allocated tangible equity: allocated equity reduced by the impact of goodwill, VODA and VOCRA, all net of income tax.
•Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.
The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
General account (GA) assets under management (GA AUM) and related measures
GA AUM is used by MetLife to describe assets in its GA investment portfolio which are actively managed and stated at estimated fair value. GA AUM is comprised of GA total investments and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from GA AUM.

GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures. GA AUM (at amortized cost) is presented net of related allowance for credit loss.
Statistical sales information:
•U.S.:
◦Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
◦Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.
◦Property & Casualty: calculated based on first year direct written premium, net of cancellation and endorsement activity.
•Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “accretive,” "assume," "believe," “beyond,” "continue," "commit," “could,” “ensure,” "estimate," "expect," “forward,” “future,” “growth,” “guidance,” “maintain,” "long-term," “near-term,” “on course,” "on track," "outlook," “plan,” "position," “potential,” “preserve,” “project,” "remain," “sustainable,” "target," "well-positioned," "will," and other words and terms of similar meaning, in each of their forms of speech, or that are tied to future periods or future performance. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors will determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our assumptions and current expectations, which may be inaccurate, and the current economic environment, which may change, underlie our forward-looking statements. MetLife, Inc. does not guarantee any future performance. Results could differ materially from those expressed or implied in forward-looking statements. The risks, uncertainties, and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)law, regulation, and supervisory and enforcement policy changes;
(8)tax rate or tax laws changes;
(9)litigation and regulatory investigations;
(10)London Interbank Offered Rate (LIBOR) termination and transition to alternative reference rates;
(11)unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;
(12)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(13)MetLife, Inc.’s subsidiaries’ inability to pay it dividends;
(14)investment defaults, downgrades, or volatility;
(15)investment sales or lending difficulties;
(16)collateral or derivative-related payments;
(17)investment valuation, allowances, or impairments changes;
(18)claims or other results that differ from our estimates, assumptions, or models;
(19)global political, legal, or operational risks;
(20)business competition;
(21)technological change;
(22)catastrophes;
(23)climate changes or responses to it;
(24)accelerated DAC, deferred sales inducements (DSI), or VOBA amortization;
(25)product guarantee volatility, costs, and counterpart risks;
(26)risk management failures;
(27)insufficient protection from operational risks;
(28)confidential information protection or other cybersecurity or disaster recovery failures;

(29)accounting standards changes;
(30)excessive risk-taking;
(31)marketing and distribution difficulties;
(32)pension and other postretirement benefit assumption changes;
(33)inability to protect our intellectual property or avoid infringement claims;
(34)acquisition, integration, growth, disposition, or reorganization difficulties;
(35)Brighthouse Financial, Inc. separation risks;
(36)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(37)legal- and corporate governance-related effects on business combinations.

MetLife, Inc. will not publicly correct or update any forward-looking statements if MetLife, Inc. believes it is not likely to achieve them or for any other reasons. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Premiums	$13,897	$11,920	$42,034	$42,235
Universal life and investment-type product policy fees	1,376	1,386	5,603	5,603
Net investment income	5,240	4,644	17,117	18,868
Other revenues	499	451	1,849	1,842
Net investment gains (losses)	(33)	207	(110)	444
Net derivative gains (losses)	(1,561)	(1,465)	1,349	628
Total revenues	19,418	17,143	67,842	69,620

Expenses
Policyholder benefits and claims	13,772	11,748	41,461	41,461
Interest credited to policyholder account balances	1,756	1,488	5,214	6,464
Policyholder dividends	302	313	1,090	1,211
Capitalization of DAC	(804)	(827)	(3,013)	(3,358)
Amortization of DAC and VOBA	746	786	3,160	2,896
Amortization of negative VOBA	(10)	(9)	(45)	(33)
Interest expense on debt	230	224	913	955
Other expenses	3,262	3,457	12,135	13,229
Total expenses	19,254	17,180	60,915	62,825

Income (loss) before provision for income tax	164	(37)	6,927	6,795
Provision for income tax expense (benefit)	6	(625)	1,509	886
Net income (loss)	158	588	5,418	5,909
Less: Net income (loss) attributable to noncontrolling interests	—	(5)	11	10
Net income (loss) attributable to MetLife, Inc.	158	593	5,407	5,899
Less: Preferred stock dividends	34	57	202	178
Preferred stock redemption premium	—	—	14	—
Net income (loss) available to MetLife, Inc.'s common shareholders	$124	$536	$5,191	$5,721

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2020		2019		2020		2019
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$124	$0.14	$536	$0.58	$5,191	$5.68	$5,721	$6.06

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(33)	(0.04)	207	0.22	(110)	(0.12)	444	0.47
Net derivative gains (losses)	(1,561)	(1.72)	(1,465)	(1.58)	1,349	1.48	628	0.66
Premiums	—	—	36	0.04	52	0.06	71	0.08
Universal life and investment-type product policy fees	33	0.04	45	0.05	138	0.15	208	0.22
Net investment income	365	0.40	122	0.13	(211)	(0.23)	1,038	1.10
Other revenues	39	0.04	44	0.05	159	0.17	257	0.27
Policyholder benefits and claims and policyholder dividends	(260)	(0.29)	(151)	(0.16)	(692)	(0.77)	(480)	(0.51)
Interest credited to policyholder account balances	(611)	(0.66)	(245)	(0.27)	(541)	(0.59)	(1,435)	(1.51)
Capitalization of DAC	—	—	9	0.01	5	0.01	20	0.02
Amortization of DAC and VOBA	(54)	(0.06)	(107)	(0.12)	(166)	(0.18)	(109)	(0.12)
Amortization of negative VOBA	—	—	—	—	—	—	—	—
Interest expense on debt	—	—	—	—	—	—	—	—
Other expenses	(87)	(0.10)	(171)	(0.18)	(263)	(0.29)	(451)	(0.48)
Goodwill impairment	—	—	—	—	—	—	—	—
Provision for income tax (expense) benefit	455	0.50	373	0.40	(127)	(0.14)	(227)	(0.24)
Add: Net income (loss) attributable to noncontrolling interests	—	—	(5)	(0.01)	11	0.01	10	0.01
Preferred stock redemption premium	—	—	—	—	14	0.02	—	—
Adjusted earnings available to common shareholders	1,838	2.03	1,834	1.98	5,623	6.16	5,767	6.11
Less: Total notable items (2)	—	—	420	0.45	(203)	(0.22)	47	0.05
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,838	$2.03	$1,414	$1.53	$5,826	$6.38	$5,720	$6.06

Adjusted earnings available to common shareholders on a constant currency basis	$1,838	$2.03	$1,830	$1.98	$5,623	$6.16	$5,681	$6.02
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,838	$2.03	$1,410	$1.52	$5,826	$6.38	$5,634	$5.97

Weighted average common shares outstanding - diluted		906.0		925.7		913.2		944.4

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$15,772	$13,757	$49,486	$49,680
Less: Unearned revenue adjustments	8	18	33	97
GMIB fees	25	26	102	108
Settlement of foreign currency earnings hedges	—	2	—	9
TSA fees	39	40	159	246
Divested businesses	—	39	55	76
Adjusted premiums, fees and other revenues	$15,700	$13,632	$49,137	$49,144

Adjusted premiums, fees and other revenues, on a constant currency basis	$15,700	$13,667	$49,137	$48,797
Less: Pension risk transfer (PRT) (3)	4,163	2,499	4,635	4,346
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,537	$11,168	$44,502	$44,451

Net Investment Income
Net investment income	$5,240	$4,644	$17,117	$18,868
Less: Investment hedge adjustments	(260)	(125)	(815)	(469)
Operating joint venture adjustments	1	—	1	—
Unit-linked contract income	628	228	568	1,475
Securitization entities income	—	—	—	—
Certain partnership distributions	(6)	(5)	(11)	(15)
Divested businesses	2	24	46	47
Adjusted net investment income	$4,875	$4,522	$17,328	$17,830

Revenues and Expenses
Total revenues	$19,418	$17,143	$67,842	$69,620
Less: Net investment gains (losses)	(33)	207	(110)	444
Less: Net derivative gains (losses)	(1,561)	(1,465)	1,349	628
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	8	18	33	97
Less: Other adjustments to revenues:
GMIB fees	25	26	102	108
Investment hedge adjustments	(260)	(125)	(815)	(469)
Operating joint venture adjustments	1	—	1	—
Unit-linked contract income	628	228	568	1,475
Securitization entities income	—	—	—	—
Certain partnership distributions	(6)	(5)	(11)	(15)
Settlement of foreign currency earnings hedges	—	2	—	9
TSA fees	39	40	159	246
Divested businesses	2	63	101	123
Total adjusted revenues	$20,575	$18,154	$66,465	$66,974

Total expenses	$19,254	$17,180	$60,915	$62,825
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	65	106	153	116
Less: Goodwill impairment	—	—	—	—
Less: Other adjustments to expenses:
PBC hedge adjustments	10	10	37	19
Inflation and pass-through adjustments	53	(6)	170	244
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	169	105	364	143
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	17	8	70	(4)
PAB hedge adjustments	(1)	(5)	(9)	(19)
Unit-linked contract costs	612	240	536	1,436
Securitization entities debt expense	—	—	—	—
Noncontrolling interest	(2)	5	(16)	(15)
Regulatory implementation costs	12	3	20	18
Acquisition, integration and other costs	29	7	42	44
TSA fees	39	40	159	246
Divested businesses	9	152	131	227
Total adjusted expenses	$18,242	$16,515	$59,258	$60,370

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(804)	$(827)	$(3,013)	$(3,358)
Less: Divested businesses	—	(9)	(5)	(20)
Adjusted capitalization of DAC	$(804)	$(818)	$(3,008)	$(3,338)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$3,262	$3,457	$12,135	$13,229
Less: Noncontrolling interests	(2)	5	(16)	(15)
Less: Regulatory implementation costs	12	3	20	18
Less: Acquisition, integration and other costs	29	7	42	44
Less: TSA fees	39	40	159	246
Less: Divested businesses	9	116	58	158
Adjusted other expenses	$3,175	$3,286	$11,872	$12,778

Other Detail and Ratios
Other expenses	$3,262	$3,457	$12,135	$13,229
Capitalization of DAC	(804)	(827)	(3,013)	(3,358)
Other expenses, net of capitalization of DAC	$2,458	$2,630	$9,122	$9,871

Premiums, fees and other revenues	$15,772	$13,757	$49,486	$49,680

Expense ratio	15.6%	19.1%	18.4%	19.9%

Direct expenses	$1,423	$1,597	$5,342	$5,977
Less: Total notable items related to direct expenses (2)	—	69	—	338
Direct expenses, excluding total notable items related to direct expenses (2)	$1,423	$1,528	$5,342	$5,639

Adjusted other expenses	$3,175	$3,286	$11,872	$12,778
Adjusted capitalization of DAC	(804)	(818)	(3,008)	(3,338)
Adjusted other expenses, net of adjusted capitalization of DAC	2,371	2,468	8,864	9,440
Less: Total notable items related to adjusted other expenses (2)	—	69	—	338
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses (2)	$2,371	$2,399	$8,864	$9,102

Adjusted premiums, fees and other revenues	$15,700	$13,632	$49,137	$49,144
Less: PRT	4,163	2,499	4,635	4,346
Adjusted premiums, fees and other revenues, excluding PRT	$11,537	$11,133	$44,502	$44,798

Direct expense ratio	9.1%	11.7%	10.9%	12.2%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	12.3%	13.7%	12.0%	12.6%
Adjusted expense ratio	15.1%	18.1%	18.0%	19.2%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT (2)	20.6%	21.5%	19.9%	20.3%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

			December 31,
Equity Details			2020	2019
Total MetLife, Inc.'s stockholders' equity			$74,558	$66,144
Less: Preferred stock			4,312	3,340
MetLife, Inc.'s common stockholders' equity			70,246	62,804
Less: Net unrealized investment gains (losses), net of income tax			23,730	19,981
Defined benefit plans adjustment, net of income tax			(1,863)	(2,002)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA			48,379	44,825
Less: Goodwill, net of income tax			10,090	8,986
VODA and VOCRA, net of income tax			844	268
Total MetLife, Inc.'s tangible common stockholders' equity			$37,445	$35,571

			December 31,
			2020	2019
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA			$48,379	$44,825
Less: Accumulated year-to-date total notable items (2)			(203)	47
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)			48,582	44,778
Less: Goodwill, net of income tax			10,090	8,986
VODA and VOCRA, net of income tax			844	268
Total MetLife, Inc.'s tangible common stockholders' equity, excluding total notable items (2)			$37,648	$35,524

			December 31,
Book Value (4)			2020	2019
Book value per common share			$78.67	$68.62
Less: Net unrealized investment gains (losses), net of income tax			26.58	21.84
Defined benefit plans adjustment, net of income tax			(2.09)	(2.19)
Book value per common share, excluding AOCI other than FCTA			54.18	48.97
Less: Goodwill, net of income tax			11.29	9.82
VODA and VOCRA, net of income tax			0.95	0.29
Book value per common share - tangible common stockholders' equity			$41.94	$38.86

Common shares outstanding, end of period (5)			892.9	915.3

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Average Common Stockholders' Equity	2020	2019	2020	2019
Average common stockholders' equity	$69,625	$63,916	$67,869	$58,575
Average common stockholders' equity, excluding AOCI other than FCTA	$48,234	$44,742	$47,251	$43,929
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$48,437	$44,905	$47,332	$44,030
Average tangible common stockholders' equity	$38,130	$35,498	$37,703	$34,594
Average tangible common stockholders' equity, excluding total notable items (2)	$38,333	$35,661	$37,784	$34,695

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31, (6)		December 31,
	2020	2019	2020	2019
Return on Equity
Return on MetLife, Inc.'s:
Common stockholders' equity	0.7%	3.4%	7.6%	9.8%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	10.6%	11.5%	8.3%	9.8%
Common stockholders' equity, excluding AOCI other than FCTA	15.2%	16.4%	11.9%	13.1%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	15.2%	12.6%	12.3%	13.0%
Tangible common stockholders' equity (7)	19.4%	20.7%	15.0%	16.8%
Tangible common stockholders' equity, excluding total notable items (2), (7)	19.3%	15.9%	15.5%	16.6%

Adjusted Return on Allocated Equity:
U.S.	36.9%	25.2%
Asia	13.8%	9.6%
Latin America	1.8%	21.7%
EMEA	11.3%	9.4%
MetLife Holdings	17.2%	11.2%

Adjusted Return on Allocated Tangible Equity:
U.S.	42.4%	28.6%
Asia	20.9%	14.6%
Latin America	3.0%	36.0%
EMEA	20.1%	16.8%
MetLife Holdings	19.1%	12.5%

See footnotes on last page.

Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc.
to Free Cash Flow of All Holding Companies
(Unaudited)

	For the Year Ended December 31,
	2020	2019
	(In billions, except ratios)
MetLife, Inc. (parent company only) net cash provided by operating activities	$3.5	$4.2
Adjustments from net cash provided by operating activities to free cash flow:
Add: Incremental debt to be at or below target leverage ratios	1.4	0.5
Add: Adjustments from net cash provided by operating activities to free cash flow (8)	(0.2)	(0.3)
MetLife, Inc. (parent company only) free cash flow	4.7	4.4
Other MetLife, Inc. holding companies free cash flow (9)	(0.7)	0.5
Free cash flow of all holding companies	$4.0	$4.9

Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.'s common shareholders:
MetLife, Inc. (parent company only) net cash provided by operating activities	$3.5	$4.2
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders	$5.2	$5.7
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.'s common shareholders (10)	67%	73%

Ratio of free cash flow to adjusted earnings available to common shareholders:
Free cash flow of all holding companies (11)	$4.0	$4.9
Consolidated adjusted earnings available to common shareholders (11)	$5.6	$5.8
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders (11)	71%	86%

Cash & Capital (12), (13), (14)
(Unaudited)
	December 31,
	2020	2019
	(In billions)
Holding Companies Cash & Liquid Assets	$4.5	$4.2

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

U.S. (3):

Adjusted earnings available to common shareholders	$1,021	$675	$3,224	$2,838
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,021	$675	$3,224	$2,838

Adjusted premiums, fees and other revenues	$10,578	$8,586	$29,292	$28,766
Less: PRT	4,163	2,499	4,635	4,346
Adjusted premiums, fees and other revenues, excluding PRT	$6,415	$6,087	$24,657	$24,420

Group Benefits (3):

Adjusted earnings available to common shareholders	$383	$329	$1,335	$1,348
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$383	$329	$1,335	$1,348

Adjusted premiums, fees and other revenues	$5,020	$4,554	$19,118	$18,275

Retirement & Income Solutions (3):

Adjusted earnings available to common shareholders	$526	$321	$1,567	$1,241
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$526	$321	$1,567	$1,241

Adjusted premiums, fees and other revenues	$4,665	$3,104	$6,617	$6,811
Less: PRT	4,163	2,499	4,635	4,346
Adjusted premiums, fees and other revenues, excluding PRT	$502	$605	$1,982	$2,465

Property & Casualty (3):

Adjusted earnings available to common shareholders	$112	$25	$322	$249
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$112	$25	$322	$249

Adjusted premiums, fees and other revenues	$893	$928	$3,557	$3,680

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Asia:

Adjusted earnings available to common shareholders	$494	$341	$1,565	$1,405
Less: Total notable items (2)	—	—	(28)	(19)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$494	$341	$1,593	$1,424

Adjusted earnings available to common shareholders on a constant currency basis	$494	$347	$1,565	$1,404
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$494	$347	$1,593	$1,423

Adjusted premiums, fees and other revenues	$2,161	$2,080	$8,524	$8,362
Adjusted premiums, fees and other revenues, on a constant currency basis	$2,161	$2,163	$8,524	$8,473

Latin America:

Adjusted earnings available to common shareholders	$14	$161	$280	$609
Less: Total notable items (2)	—	—	(9)	10
Adjusted earnings available to common shareholders, excluding total notable items (2)	$14	$161	$289	$599

Adjusted earnings available to common shareholders on a constant currency basis	$14	$153	$280	$535
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$14	$153	$289	$525

Adjusted premiums, fees and other revenues	$878	$888	$3,297	$3,861
Adjusted premiums, fees and other revenues, on a constant currency basis	$878	$837	$3,297	$3,428

EMEA:

Adjusted earnings available to common shareholders	$81	$66	$327	$282
Less: Total notable items (2)	—	—	(31)	(13)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$81	$66	$358	$295

Adjusted earnings available to common shareholders on a constant currency basis	$81	$64	$327	$271
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$81	$64	$358	$284

Adjusted premiums, fees and other revenues	$707	$670	$2,744	$2,654
Adjusted premiums, fees and other revenues, on a constant currency basis	$707	$673	$2,744	$2,629

MetLife Holdings (3):

Adjusted earnings available to common shareholders	$426	$269	$976	$1,034
Less: Total notable items (2)	—	—	(135)	(138)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$426	$269	$1,111	$1,172

Adjusted premiums, fees and other revenues	$1,264	$1,321	$4,911	$5,125

Corporate & Other (3):

Adjusted earnings available to common shareholders	$(198)	$322	$(749)	$(401)
Less: Total notable items (2)	—	420	—	207
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(198)	$(98)	$(749)	$(608)

Adjusted premiums, fees and other revenues	$112	$87	$369	$376

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended				For the Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Variable investment income (post-tax, in millions)
U.S.
Group Benefits	$3	$3	$6	$4	$16
Retirement and Income Solutions	96	(122)	164	202	340
Property & Casualty	7	(9)	16	19	33
Total U.S.	$106	$(128)	$186	$225	$389
Asia	53	(77)	148	190	314
Latin America	4	(7)	(3)	10	4
EMEA	—	—	—	—	—
MetLife Holdings	96	(161)	172	196	303
Corporate & Other	18	(65)	12	(6)	(41)
Total variable investment income	$277	$(438)	$515	$615	$969

	Segments: U.S., Asia, Latin America and EMEA (15)
	Capital Deployed	Value Added (VNB)	Internal Rate of Return (IRR)	Payback (Years)
New business value ($ in billions)
2019	$3.8	$1.8	15%	7
2018	3.8	2.1	15%	7
2017	3.1	1.3	14%	7
Total	$10.7	$5.2

See footnotes on last page.

MetLife, Inc.
(Unaudited)

Footnotes

(1)	Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Results on a constant currency basis are not included as constant currency impact is not significant.

(4)	Book values exclude $4,312 million and $3,340 million of equity related to preferred stock at December 31, 2020 and 2019, respectively.

(5)	There were share repurchases of $571 million and $1.2 billion for the three months and year ended December 31, 2020 respectively.

(6)	Annualized using quarter-to-date results.

(7)	Adjusted earnings available to common shareholders, used to calculate the return on tangible common stockholders' equity, excludes the impact of amortization of VODA and VOCRA, net of income tax, for the three months ended December 31, 2020 and 2019 of $8 million and $6 million, respectively, and for the years ended December 31, 2020 and 2019 of $33 million and $34 million, respectively.

(8)	Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.

(9)	Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions from MetLife, Inc.;
(iii) capital contributions to subsidiaries; (iv) repayments on and (issuances of) loans to subsidiaries, net; (v) other expenses; (vi) dividends and returns of capital to MetLife, Inc. and (vii) investment portfolio changes and other, net.

(10)	Including the free cash flow of other MetLife, Inc. holding companies of $(0.7) billion and $0.5 billion for the years ended December 31, 2020 and 2019, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 54% and 83%, respectively.

(11)	(i) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2020, was negatively impacted by a notable item, related to actuarial assumption review and other insurance adjustments of $0.2 billion, net of income tax. Excluding this notable item impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2020, would be 69%.
(ii) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2019, was positively impacted by notable items, primarily related to tax related adjustments of $0.5 billion, net of income tax, partially offset by expense initiative costs of $0.3 billion, net of income tax. Excluding such notable items impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2019, would be 87%.

(12)	The 2020 combined U.S. risk based capital ratio is estimated to be above MetLife's 360% target on an NAIC basis. This ratio includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company. MetLife calculates RBC annually as of December 31 and, accordingly, the calculation does not reflect conditions and factors occurring after the year end.

(13)	The total U.S. statutory adjusted capital is expected to be approximately $19.3 billion at December 31, 2020. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company.

(14)	As of September 30, 2020 the solvency margin ratio of MetLife's insurance subsidiary in Japan was 906%, which is calculated quarterly and does not reflect conditions and factors occurring after September 30, 2020.

(15)	Excludes the MetLife Holdings segment; Value of New Business is the present value of future profits net the cost of capital and time value of guarantees from new sales.